Exhibit 16.1
November 13, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We have read the statements made by Volcom, Inc. (formerly Stone Boardwear, Inc.) (copy attached), which we understand will be filed with the Commission pursuant to regulation S-K item 304 as part of the Company’s Form S-1 Registration Statement dated November 14, 2005. We agree with the statements concerning our Firm in such Form S-1 Registration Statement.
Sincerely,

/s/ Moss Adams LLP